UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010

CAMPUS CREST COMMUNITIES, INC.

(Exact name of Registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)

2100 Rexford Road, Suite 414, Charlotte, NC (Address of principal executive offices)	28211 (Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐     Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On October 22, 2010, Shannon N. King resigned from her employment as Executive Vice President and Chief Marketing Officer of Campus Crest Communities, Inc. (the “Company”), effective as of November 5, 2010 for personal reasons.
(e) On October 22, 2010, the Company entered into a Release with Ms. King (the “Release”). The Release provides, among other things, that Ms. King will receive a single, lump sum payment equal to six (6) months’ pay, at her current rate of pay and subject to normal withholdings. The Company also has agreed to allow Ms. King to retain the two cell phones, computer and automobile previously provided by the Company, and will transfer title to the automobile to Ms. King. The Release includes a release of all claims arising out of or relating to Ms. King’s employment with the Company or the termination of that employment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.
Date: October 25, 2010	/s/ Ted W. Rollins
Ted W. Rollins
Co-Chairman and Chief Executive Officer